UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2024

Date of Report (Date of earliest event reported)

Insight Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 East 91st Street New York, NY	10128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 751-3193

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	INAQU	The Nasdaq Stock Market, LLC
Class A Common Stock, par value $0.0001 per share	INAQ	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	INAQW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Reports.

During the course of preparing the annual report on Form 10-K for the year ended December 31, 2023 for Insight Acquisition Corp. (the “Company”), the Company’s identified an amount due to shareholders which was identified during the year ended December 31, 2023 and not accounted for during the September 30, 2023 Form 10-Q review and filing. Since the completion of its IPO on September 7, 2021, and through December 31, 2023, the Company withdrew $2,703,102 from the Trust Account to pay liabilities related to the income and Delaware franchise taxes. Through December 31, 2023, the Company remitted $1,653,743 to the respective tax authorities, which resulted in remaining excess funds withdrawn from the Trust Account but not remitted to the government authorities of $1,049,359. Additionally, the Withdrawn Trust Funds were held in the Company’s operating account that also holds funds deposited by the Sponsor to be used for general operating expenses. Management has determined that this use of the Withdrawn Trust Funds was not in accordance with the Trust Agreement.

During the period in which the over withdrawals occurred, the Company held its annual meeting on September 6, 2023 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from September 7, 2023 to June 7, 2024 (as noted in Note 1). In connection with the stockholder’s vote at the annual meeting, there was a share redemption in exchange for a redemption payment paid to the redeeming shareholders. Upon calculation of the over withdrawals, the Company determined that $628,758 of the over withdrawn amount is due to those redeemed shareholders and has accounted for this on the balance sheet as due to shareholders as of December 31, 2023, however, this amount should have been recorded as of September 30, 2023. Additionally, of the $1,049,359 over withdrawal amount noted above, $994,950 was over withdrawn as of September 30, 2023 and should be accounted of as due from Sponsor. The Company determined these errors were material to the Form 10-Q for the three and nine months ended September 30, 2023. The below table represent the impact and adjustments to the financial statements:

	As previously Reported	Adjustments	As Restated
Unaudited Condensed Balance sheet as of September 30, 2023
Due from Sponsor	$—	$994,950	$994,950
Due to Shareholders	$—	$628,758	$628,758
Total Current Liabilities	$4,626,318	$628,758	$5,255,076
Total Liabilities	$11,900,123	$628,758	$12,528,881
Class A common stock subject to possible redemption	$11,221,524	$(628,758)	$10,592,766
Additional paid-in capital	$—	$293,484	$293,484
Accumulated deficit	$(11,262,854)	$701,466	$(10,561,388)
Total stockholders’ deficit	$(11,262,254)	$994,950	$(10,267,304)
Total Liabilities, Class A Common Stock subject to possible redemption	$11,859,393	$994,950	$12,854,343

The Company’s management and the Audit Committee have discussed with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, the matters described herein.

Pursuant to the above, the Company’s management and the Audit Committee concluded that as of September 30, 2023, that the Company’s disclosure controls and procedures as well as its internal control over financial reporting were not effective due to a material weakness, and are in the process of implementing remediation plans to address the material weakness outlined above. The Company is working to complete its financial close process and complete its 2023 Annual Report on Form 10-K, including the nine months ended September 30, 2023 restated financial information as further discussed above, as promptly as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2024

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman